Exhibit 99.1

4300 Wildwood Parkway

Atlanta, GA 30339

1-888-502-BLUE

www.BlueLinxCo.com

BlueLinx Contacts:
Susan O’Farrell, CFO & Treasurer	Investor Relations:
BlueLinx Holdings Inc.	Caroline Lowden, Director Finance
(770) 953-7525	(770) 953-7522

FOR IMMEDIATE RELEASE

BLUELINX ANNOUNCES SECOND-QUARTER RESULTS

– Adjusted EBITDA of $10.6 Million Increases $14.1 Million from Prior Year Quarter –

–  Net Income of $3.2 Million –

ATLANTA – August 7, 2014 – BlueLinx Holdings Inc. (NYSE:BXC), a leading distributor of building products in North America, today reported financial results for the fiscal second quarter ended
July 5, 2014.

“We are pleased to report fiscal 2014 second quarter adjusted EBITDA of $10.6 million and net income of $3.2 million. This result is encouraging as we are beginning to see the benefits from our key business initiatives as well as our restructuring efforts undertaken last year, which continue to position the company for future success. Adjusted EBITDA of $10.6 million during the second quarter is the Company’s best quarterly adjusted EBITDA in the last five years, represents an improvement of approximately $14.1 million from the second quarter of 2013, and marks the fourth consecutive quarter of year over year improvement,” said Mitch Lewis, President and Chief Executive Officer.

Revenues on a same center basis for the fiscal second quarter ended July 5, 2014, decreased $39.4 million or 6.9% compared to the fiscal second quarter ended June 29, 2013. Taking into account revenues from our closed centers, revenues for the fiscal 2014 second quarter fell 12.1% to $531.5 million from $604.6 million in the year-ago period. The same center sales decline primarily was due to a decline in structural unit volumes and certain structural product price declines relative to year-ago levels. Adjusted EBITDA for the fiscal 2014 second quarter improved to $10.6 million from an adjusted EBITDA loss of $3.5 million for the same period a year ago.

The Company’s net sales and adjusted EBITDA for the fiscal 2014 and fiscal 2013 second quarter and year-to-date periods, reported on a same center basis, are shown in the following table (see accompanying financial schedules for full financial details and reconciliations of non-GAAP financial measures to their GAAP equivalents):

BlueLinx 2Q ’14 Press Release

Same Center Sales

Net Sales and Adjusted EBITDA

in millions

(unaudited)

	Quarters Ended		Six Months Ended
	July 5,	June 29,	July 5,	June 29,
	2014	2013	2014	2013
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Sales:
Same Center Net Sales	$531.5	$570.9	$975.4	$1,044.5
Same Center Adjusted EBITDA	$10.6	$(3.5)	$11.6	$(4.9)

The Company had net income of $3.2 million, or $0.04 per diluted share for the fiscal 2014 second quarter, compared with a net loss of $22.3 million, or $0.27 per diluted share, for the fiscal 2013 second quarter. Fiscal 2014 second quarter results included net pretax gains from significant special items of $2.2 million, or $0.03 per diluted share. Fiscal 2013 second quarter results included net pretax charges from significant special items of $8.9 million, or $0.11 per diluted share. Fiscal 2014 second quarter adjusted net income was $0.9 million, or $0.01 per diluted share, compared to an adjusted net loss of $8.6 million, or $0.10 per diluted share, for the same period a year ago.

Gross profit on a same center basis for the fiscal second quarter ended July 5, 2014, increased $9.9 million or 18.9% compared to the fiscal second quarter of 2013. Taking into account closed centers, gross profit for the fiscal 2014 second quarter totaled $62.0 million, up 12.4% from $55.2 million in the year-ago period. Gross margins for the fiscal 2014 second quarter improved to 11.7% compared to 9.1% for the same period a year ago. Overall 2014 fiscal second quarter gross margins were impacted by improved structural margins and the improved sales mix to the relatively higher margin specialty products.

Fiscal 2014 second-quarter operating expenses were $52.3 million compared to $70.7 million for the same period a year ago. Significant special items included in operating expenses for the fiscal 2014 second quarter included a $5.0 million gain from the sale of property and $2.8 million charge related to changes in executive leadership. Approximately $1.5 million of this amount relates to stock compensation expense and $1.3 million relates to severance. Significant special items included in operating expenses in the year ago quarter included $7.3 million in restructuring and severance costs. Operating expenses in the year ago period also included $4.6 million in expenses related to closed distribution centers. Reported operating income for the fiscal 2014 second quarter improved to $9.7 million, compared to an operating loss of $15.6 million a year ago and reflects improved margins, operating efficiency, and a reduction in expenses that more than offset the decline in revenue and the significant special items detailed in the adjusted net loss table below.

The Company incurred a net loss of $5.4 million, or $0.6 per diluted share for the fiscal six months ended July 5, 2014, compared with a net loss of $35.0 million, or $0.46 per diluted share, a year ago. Fiscal six-month results for 2014 included net pretax gains from significant special items of $2.4 million, or $0.03 per diluted share. Fiscal six-month results for 2013 included net pretax charges from significant special items of $9.8 million, or $0.13 per diluted share. For the fiscal six months ended July 5, 2014, adjusted net loss was $4.9 million, or $0.06 per diluted share, compared to an adjusted net loss of $15.9 million, or $0.21 per diluted share, for the same period a year ago.

Gross profit on a same center basis for the fiscal six months ended July 5, 2014, increased $9.5 million or 9.0% compared to the same period a year ago. Taking into account closed centers, gross profit for the first six months of fiscal 2014 totaled $114.7 million, an increase of $3.1 million or 2.7% from $111.6 million in the same period a year ago. Gross margins for the first six months of fiscal 2014 improved to 11.8% compared to 10.1% for the same period a year ago. Overall gross margin percentage was higher due to improved margins for our structural products and an improved mix of our specialty products.

BlueLinx 2Q ’14 Press Release

Total operating expenses for the first six months of 2014 fiscal year decreased to $106.6 million compared to $132.3 million for the same period a year ago. Significant special items included in operating expenses for the first six months of 2014 fiscal year included a $5.3 million gain from the sale of properties and a $2.8 million charge related to the change in executive leadership. Significant special items included in operating expenses in the year ago period included a $0.2 million gain from the sale of property and $8.2 million in restructuring and severance costs. Operating expenses in the year ago period also included $1.8 million in expenses related to closed distribution centers. Reported operating income for the first six months of fiscal 2014 improved to $8.1 million, compared to an operating loss of $20.7 million a year ago and reflects a reduction in expenses that more than offset the decline in revenue and the significant special items detailed in the adjusted net loss table below.

The Company’s operating results for the fiscal 2014 and fiscal 2013 second quarters, adjusted for significant special items, are shown in the following table (see accompanying financial schedules for full financial details and reconciliations of non-GAAP financial measures to their GAAP equivalents):

BlueLinx Holdings Inc.

Unaudited Adjusted Net Income (Loss)

in millions, except for per share amounts

	Quarters Ended		Six Months Ended
	July 5,	June 29,	July 5,	June 29,
	2014	2013	2014	2013
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Pretax income (loss)	$2.9	$(22.6)	$(5.3)	$(35.0)
Loss from closed distribution centers	-	1.6	-	1.8
Gain from sale of property	(5.0)	0.0	(5.3)	(0.2)
Restructuring, severance, and change in leadership related costs	2.8	7.3	2.8	8.2
Adjusted pretax income (loss)	0.7	(13.7)	(7.7)	(25.3)
Adjusted benefit from income taxes	(0.2)	(5.1)	(2.9)	(9.3)
Adjusted net income (loss)	$0.9	$(8.6)	$(4.8)	$(15.9)
Basic and diluted weighted average shares	85.9	84.2	85.5	75.4
Adjusted basic and diluted net income (loss) per share applicable to common shares	$0.01	$(0.10)	$(0.06)	$(0.21)

For the fiscal quarter and year-to-date periods ended July 5, 2014, the above table reflects the following events: (i) the Company recorded a gain on the sale of certain properties and (ii) the Company recorded certain costs related to restructuring, severance, and changes in executive leadership. The adjusted benefit from income taxes reflected in the table is comprised of the Company’s effective tax rate excluding the valuation allowance related to its deferred tax assets and the tax effect of significant special items. The adjusted benefit from income taxes assumes the Company’s deferred tax assets are realizable. See the reconciliation of GAAP Net Income (Loss) to Adjusted Net Loss accompanying this press release for further details.

BlueLinx 2Q ’14 Press Release

For the fiscal quarter and year-to-date periods ended June 29, 2013, the above table reflects the following events: (i) the Company recorded a loss from closed distribution centers; (ii) the Company recorded a gain on the sale of property; and (iii) the Company recorded certain restructuring and severance related costs. The adjusted benefit from income taxes reflected in the table is comprised of the Company’s effective tax rate excluding the valuation allowance related to its deferred tax assets and the tax effect of significant special items. The adjusted benefit from income taxes assumes the Company’s deferred tax assets are realizable. See the reconciliation of GAAP Net Income (Loss) to Adjusted Net Loss accompanying this press release for further details.

Liquidity and Capital Resources

As of July 5, 2014, the Company had $82.0 million of excess availability under its asset-backed revolving credit facilities, based on qualifying inventory and receivables.

Conference Call

BlueLinx will host a conference call today at 10:00 a.m. Eastern Time, accompanied by a supporting slide presentation. Investors can listen to the conference call and view the accompanying slide presentation by going to the BlueLinx web site, www.BlueLinxCo.com, and selecting the conference link on the Investor Relations page. Investors will be able to access an archived recording of the conference call for one week by calling 404-537-3406, Conference ID# 33730771. The recording will be available two hours after the conference call has concluded. Investors also can access a recording of this call on the BlueLinx web site, where a replay of the webcast will be available for 90 days.

Use of Non-GAAP Measures

BlueLinx reports its financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). The Company also believes that presentation of certain non-GAAP measures, i.e., results excluding certain charges or other nonrecurring events, when appropriate, provides useful information for the understanding of its ongoing operations and enables investors to focus on period-over-period operating performance, without the impact of significant special items, and thereby enhances the user's overall understanding of the Company's current financial performance relative to past performance and provides a better baseline for modeling future earnings expectations. Any non-GAAP measures used herein are reconciled in the financial tables accompanying this news release. The Company cautions that non-GAAP measures should be considered in addition to, but not as a substitute for, the Company’s reported GAAP results.

Adjusted EBITDA is a non-GAAP measure that management uses to evaluate the performance of the Company. Adjusted EBITDA, as we define it, is an amount equal to net (loss) income plus interest expense and all interest expense related items (e.g. changes associated with ineffective interest rate swap, write-off of debt issuance costs, charges associated with mortgage refinancing), income taxes, stock compensation, depreciation and amortization, further adjusted to exclude other non-cash items and certain other adjustments. Adjusted EBITDA is presented herein because we believe it is a useful supplement to cash flow from operations in understanding cash flows generated from operations that are available for debt service (interest and principal payments) and further investment in acquisitions. However, adjusted EBITDA is not a presentation made in accordance with GAAP, and is not intended to present a superior measure of the financial condition from those determined under GAAP.

About BlueLinx Holdings Inc.

Headquartered in Atlanta, Georgia, BlueLinx Holdings Inc., operating through its wholly owned subsidiary BlueLinx Corporation, is a leading distributor of building products in North America. Employing approximately 1,800 people, BlueLinx offers greater than 10,000 products from over 750 suppliers to service approximately 11,500 customers nationwide, including dealers, industrial manufacturers, manufactured housing producers and home improvement retailers. The Company operates its distribution business from sales centers in Atlanta and Denver, and its current network of 49 distribution centers. BlueLinx is traded on the New York Stock Exchange under the symbol BXC. Additional information about BlueLinx can be found on its Web site at www.BlueLinxCo.com.

BlueLinx 2Q ’14 Press Release

Forward-looking Statements

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to our ability to return to profitability and our outlook on the housing industry and our guidance regarding anticipated financial results. All of these forward-looking statements are based on estimates and assumptions made by our management that, although believed by BlueLinx to be reasonable, are inherently uncertain. Forward-looking statements involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of BlueLinx’ control that may cause its business, strategy or actual results to differ materially from the forward-looking statements. These risks and uncertainties may include, among other things: changes in the supply and/or demand for products that it distributes, especially as a result of conditions in the residential housing market; general economic and business conditions in the United States; the activities of competitors; changes in significant operating expenses; the ability to achieve greater operating efficiencies as a result of the restructuring; changes in the availability of capital, including the availability of residential mortgages; the ability to identify acquisition opportunities and effectively and cost-efficiently integrate acquisitions; adverse weather patterns or conditions; acts of war or terrorist activities; variations in the performance of the financial markets; and other factors described in the “Risk Factors” section in the Company’s Annual Report on Form 10-K for the year ended January 4, 2014, and in its periodic reports filed with the Securities and Exchange Commission from time to time. Given these risks and uncertainties, you are cautioned not to place undue reliance on forward-looking statements. BlueLinx undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events, changes in expectation or otherwise, except as required by law.

- Tables to Follow -

BlueLinx 2Q ’14 Press Release

BlueLinx Holdings Inc.

Statements of Operations

in thousands, except per share data

	Quarters Ended		Six Months Ended
	July 5,	June 29,	July 5,	June 29,
	2014	2013	2014	2013
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Net sales	$531,494	$604,592	$975,438	$1,107,745
Cost of sales	469,461	549,407	860,729	996,102
Gross profit	62,033	55,185	114,709	111,643
Operating expenses:
Selling, general, and administrative	49,884	68,510	101,871	127,929
Depreciation and amortization	2,421	2,229	4,773	4,402
Total operating expenses	52,305	70,739	106,644	132,331

Operating income (loss)	9,728	(15,554)	8,065	(20,688)
Non-operating expenses:
Interest expense	6,859	6,916	13,313	14,108
Other expense, net	(40)	128	120	238

Loss before provision for income taxes	2,909	(22,598)	(5,368)	(35,034)
Provision for income taxes	(327)	(292)	4	(79)
Net income (loss)	$3,236	$(22,306)	$(5,372)	$(34,955)

Basic weighted average number of common shares outstanding	85,874	84,167	85,531	75,441
Basic net income (loss) per share applicable to common shares	$0.04	$(0.27)	$(0.06)	$(0.46)
Diluted weighted average number of common shares outstanding	85,874	84,167	85,531	75,441
Diluted net income (loss) per share applicable to common shares	$0.04	$(0.27)	$(0.06)	$(0.46)

BlueLinx 2Q ’14 Press Release

BlueLinx Holdings Inc.

Balance Sheets

in thousands

	July 5,	January 4,
	2014	2014
	(unaudited)
Assets:
Current assets:
Cash and cash equivalents	$7,695	$5,034
Receivables, net	205,506	150,297
Inventories, net	267,644	223,580
Other current assets	29,748	22,814
Total current assets	510,593	401,725

Property, plant, and equipment:
Land and land improvements	41,082	41,176
Buildings	90,126	90,082
Machinery and equipment	77,167	73,004
Construction in progress	292	3,028
Property, plant, and equipment, at cost	208,667	207,290
Accumulated depreciation	(100,309)	(96,171)
Property, plant, and equipment, net	108,358	111,119
Non-current deferred income tax assets, net	824	824
Other non-current assets	13,945	14,821
Total assets	$633,720	$528,489

Liabilities:
Current liabilities:
Accounts payable	$99,885	$60,363
Bank overdrafts	22,579	19,377
Accrued compensation	5,650	4,173
Current maturities of long-term debt	81,195	9,141
Deferred income taxes, net	823	823
Other current liabilities	13,970	12,949
Total current liabilities	224,102	106,826
Non-current liabilities:
Long-term debt	380,659	387,238
Other non-current liabilities	38,986	40,323
Total liabilities	643,747	534,387

Stockholders' Deficit:
Common stock	890	866
Additional paid in capital	252,147	251,150
Accumulated other comprehensive loss	(16,025)	(16,293)
Accumulated deficit	(247,039)	(241,621)
Total stockholders' deficit	(10,027)	(5,898)
Total liabilities and stockholders' deficit	$633,720	$528,489

BlueLinx 2Q ’14 Press Release

BlueLinx Holdings Inc.

Statements of Cash Flows

in thousands

	Six Months Ended
	July 5,	June 29,
	2014	2013
	(unaudited)	(unaudited)

Cash flows from operating activities:
Net loss	$(5,372)	$(34,955)
Adjustments to reconcile net loss to cash used in operations:
Depreciation and amortization	4,773	4,402
Amortization of debt issuance costs	1,689	1,671
Write-off of debt issuance costs	-	119
Gain from the sale of properties	(5,251)	(230)
Restructuring payments	(1,597)	-
Severance charges	1,276	4,331
Intraperiod income tax allocation related to hourly pension plan	(150)	(560)
Pension expense	450	2,295
Share-based compensation expense, excluding restructuring related	2,873	1,879
Share-based compensation expense, restructuring related	-	2,448
Increase in restricted cash related to insurance and other	(701)	(85)
Increase in prepaid assets	(7,288)	(1,607)
Other	622	727
	(8,676)	(19,565)
Changes in primary working capital components:
Receivables	(55,209)	(75,529)
Inventories	(44,064)	(88,378)
Accounts payable	39,620	49,815
Net cash used in operating activities	(68,329)	(133,657)

Cash flows from investing activities:
Property, plant, and equipment investments	(1,253)	(2,965)
Proceeds from disposition of assets	7,213	443
Net cash used by investing activities	5,960	(2,522)

Cash flows from financing activities:
Excess tax benefits from share-based compensation arrangements	-	16
Repurchase of shares to satisfy employee tax withholdings	(894)	(2,867)
Repayments on the revolving credit facilities	(216,746)	(266,845)
Borrowings from the revolving credit facilities	290,224	395,383
Payments of principal on mortgage	(8,262)	(4,176)
Payments on capital lease obligations	(1,176)	(768)
Increase (decrease) in bank overdrafts	3,202	(14,451)
Increase in restricted cash related to the mortgage	(1,019)	(2,800)
Debt financing costs	(201)	(2,830)
Proceeds from stock offering less expenses paid	(98)	38,715
Net cash provided by financing activities	65,030	139,377

Increase in cash	2,661	3,198
Balance, beginning of period	5,034	5,188
Balance, end of period	$7,695	$8,386

Non Cash Transactions:
Capital leases	$1,107	$-

BlueLinx 2Q ’14 Press Release

BlueLinx Holdings Inc.

Unaudited Reconciliation of GAAP Net Income (Loss) to

Non-GAAP Adjusted EBITDA in thousands

	Quarters Ended		Six Months Ended
	July 5,	June 29,	July 5,	June 29,
	2014	2013	2014	2013
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

GAAP net income (loss)	$3,236	$(22,306)	$(5,372)	$(34,955)

Adjustments:
Depreciation and amortization	2,421	2,229	4,773	4,402
Interest expense	6,859	6,916	13,313	14,108
Provision for (benefit from) income taxes	(327)	(292)	4	(79)
Loss from closed distribution centers	-	1,587	-	1,799
Gain from the sale of properties	(5,041)	8	(5,251)	(230)
Share-based compensation expense, excluding restructuring	637	1,055	1,329	1,879
Restructuring, severance, and change in leadership related costs	2,821	7,309	2,821	8,198
Adjusted EBITDA Same Center	$10,606	$(3,493)	$11,617	$(4,877)

BlueLinx 2Q ’14 Press Release

BlueLinx Holdings Inc.

Unaudited Adjusted Net Income (Loss)

in thousands, except for per share amounts

	Quarters Ended		Six Months Ended
	July 5,	June 29,	July 5,	June 29,
	2014	2013	2014	2013
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Pretax income (loss)	$2,909	(22,598)	$(5,368)	(35,034)
Loss from closed distribution centers	-	1,587	-	1,799
Gain from sale of property	(5,041)	8	(5,251)	(230)
Restructuring, severance, and change in leadership related costs	2,821	7,309	2,821	8,198
Adjusted pretax income (loss)	689	(13,694)	(7,798)	(25,267)
Adjusted benefit from income taxes	(242)	(5,098)	(2,944)	(9,348)
Adjusted net income (loss)	$931	$(8,596)	$(4,854)	$(15,919)
Basic and diluted weighted average shares	85,874	84,167	85,531	75,441
Adjusted basic and diluted net income (loss) per share applicable to common shares	$0.01	$(0.10)	$(0.06)	$(0.21)

BlueLinx 2Q ’14 Press Release

BlueLinx Holdings Inc.

Unaudited Reconciliation of GAAP Net

Income (Loss) to Adjusted Net Income (Loss)

in thousands

	Quarters Ended		Six Months Ended
	July 5,	June 29,	July 5,	June 29,
	2014	2013	2014	2013
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

GAAP net income (loss)	$3,236	$(22,306)	$(5,372)	$(34,955)
Loss from closed distribution centers	-	1,587	-	1,799
Gain from sale of property	(5,041)	8	(5,251)	(230)
Restructuring, severance, and change in leadership related costs	2,821	7,309	2,821	8,198
Provision for (benefit from) income taxes related to intraperiod income tax allocation	181	(487)	(62)	(487)
Tax effect of selected charges	857	(3,430)	938	(3,767)
Valuation allowance	(1,123)	8,723	2,072	13,523
Adjusted net income (loss)	$931	$(8,596)	$(4,854)	$(15,919)

BlueLinx 2Q ’14 Press Release

BlueLinx Holdings Inc.

Unaudited Comparable Same Center Schedule

in thousands

	Quarters Ended		Six Months Ended
	July 5,	June 29,	July 5,	June 29,
	2014	2013	2014	2013
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Net Sales	$531,494	$604,592	$975,438	$1,107,745
Less: Closed Center	-	33,662	-	63,156
Same Center	531,494	570,930	975,438	1,044,589

Actual year-over-year percentage decrease	(12.1)%		(11.9)%
Same Center year-over-year percentage decrease	(6.9)%		(6.6)%

Gross profit	$62,033	$55,185	$114,709	$111,643
Less: Closed Center	-	3,019	-	6,435
Same Center	62,033	52,166	114,709	105,208

Total operating expenses	$52,305	$70,739	$106,644	$132,331
Less: Closed Center	-	4,606	-	8,234
Same Center	52,305	66,133	106,644	124,097

Operating income (loss)	$9,728	$(15,554)	$8,065	$(20,688)
Add back loss from Closed Center	-	1,587	-	1,799
Same Center	$9,728	$(13,967)	$8,065	$(18,889)

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